UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2016

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio		44115
(Address of Principal Executive Offices)		(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Allen J. Mistysyn as Senior Vice President – Finance and Chief Financial Officer

On October 25, 2016, The Sherwin-Williams Company (“Sherwin-Williams”) announced that its Board of Directors (the “Board”) has elected Allen J. Mistysyn as Senior Vice President – Finance and Chief Financial Officer effective January 1, 2017.

Mr. Mistysyn, age 47, has been employed with Sherwin-Williams since June 1990. He has served as Senior Vice President – Corporate Controller since October 2014 and served as Vice President – Corporate Controller from May 2010 to October 2014. Mr. Mistysyn also served as Vice President – Assistant Corporate Controller from August 2009 to May 2010, Vice President – Controller, Paint and Coatings Division from November 2006 to August 2009, and Vice President – Controller, Consumer Division from February 2003 to November 2006. Additionally, Mr. Mistysyn served in various roles in Sherwin-Williams’ Paint Stores Group and Product Finishes Division.

Mr. Mistysyn’s annual base salary has been increased to $600,000. He will participate in Sherwin-Williams’ annual cash incentive compensation program with a target award level equal to 80% of his annual base salary and a maximum award level equal to 160% of his annual base salary. He will also participate in Sherwin-Williams’ long-term equity incentive compensation program commensurate with his new position. Mr. Mistysyn received a grant of 10,200 stock options with an exercise price equal to the average of the highest and lowest sale prices of Sherwin-Williams common stock on the grant date. This stock option grant vests over a three-year period and has a ten-year term. Mr. Mistysyn will continue to participate in the other components of Sherwin-Williams’ executive compensation program, including various retirement and savings plans, health and welfare programs and other benefits, which are described in Sherwin-Williams’ 2016 Proxy Statement.

Appointment of Sean P. Hennessy as Senior Vice President – Corporate Planning, Development and Administration

On October 25, 2016, Sherwin-Williams announced that, effective January 1, 2017, Sean P. Hennessy will step down from his position as Senior Vice President – Finance and Chief Financial Officer, and that the Board has elected him to the position of Senior Vice President – Corporate Planning, Development and Administration.

Mr. Hennessy’s annual base salary, annual cash incentive compensation opportunity and long-term equity incentive compensation opportunity will not change as a result of his new position. Mr. Hennessy will continue to participate in the other components of Sherwin-Williams’ executive compensation program, including various retirement and savings plans, health and welfare programs and other benefits, which are described in Sherwin-Williams’ 2016 Proxy Statement.

Appointment of Jane M. Cronin as Principal Accounting Officer

On October 25, 2016, Sherwin-Williams announced that, effective October 25, 2016, the Board elected Jane M. Cronin as Senior Vice President – Corporate Controller succeeding Mr. Mistysyn. Mr. Mistysyn will serve in the role of Senior Vice President – Finance until assuming the role of Senior Vice President – Finance and Chief Financial Officer on January 1, 2017.

Ms. Cronin, age 49, has been employed with Sherwin-Williams since September 1989. She has served as Vice President – Corporate Audit and Loss Prevention since September 2013. She served as Vice President – Controller, Diversified Brands Division, Consumer Group from July 2005 to September 2013, prior to which she served as Director of Accounting, Consumer Group from August 2003 to July 2005.

There are no family relationships between Mr. Hennessy, Mr. Mistysyn and Ms. Cronin and any director or executive officer of Sherwin-Williams. There are no related party transactions involving Mr. Hennessy, Mr. Mistysyn and Ms. Cronin that are reportable under Item 404(a) of Regulation S-K.

A copy of Sherwin-Williams’ press release, dated October 25, 2016, announcing these management changes is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit is filed with this Report:

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated October 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

October 26, 2016	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated October 25, 2016.

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